Exhibit 99.1

MGM Resorts International

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Revenues
Casino	$2,574,945	$2,210,746	$9,450,887	$8,785,649
Rooms	858,355	942,654	3,377,400	3,681,617
Food and beverage	749,016	751,868	3,045,965	3,078,731
Entertainment, retail and other	422,951	441,294	1,663,431	1,694,548

	4,605,267	4,346,562	17,537,683	17,240,545

Expenses
Casino	1,440,163	1,259,135	5,340,097	4,958,020
Rooms	281,379	280,193	1,101,061	1,119,108
Food and beverage	570,952	560,000	2,262,434	2,253,031
Entertainment, retail and other	284,879	295,064	1,043,960	1,063,382
General and administrative	1,258,771	1,242,937	4,877,538	4,825,313
Corporate expense	165,248	141,410	556,952	520,197
Preopening and start-up expenses	121	5,503	1,086	7,972
Property transactions, net	8,668	22,192	126,036	81,316
Goodwill impairment	22,794	—	278,927	—
Depreciation and amortization	278,658	209,229	1,017,794	831,097

	4,311,633	4,015,663	16,605,885	15,659,436

Income (loss) from unconsolidated affiliates	31,376	(39,334)	69,982	(90,653)

Operating income	325,010	291,565	1,001,780	1,490,456

Non-operating income (expense)
Interest expense, net of amounts capitalized	(103,902)	(108,581)	(419,042)	(443,230)
Non-operating items from unconsolidated affiliates	(1,014)	(2,777)	1,135	(734)
Other, net	(120,268)	25,477	(303,094)	70,573

	(225,184)	(85,881)	(721,001)	(373,391)

Income before income taxes	99,826	205,684	280,779	1,117,065
Benefit (provision) for income taxes	282,950	32,232	240,093	(52,457)

Net income	382,776	237,916	520,872	1,064,608
Less: Net income attributable to noncontrolling interests	(89,164)	(80,484)	(315,010)	(318,050)

Net income attributable to MGM Resorts International	$293,612	$157,432	$205,862	$746,558

Earnings per share
Basic	$1.12	$0.52	$0.77	$2.42
Diluted	$1.11	$0.52	$0.76	$2.40
Weighted average common share outstanding
Basic	267,438	297,642	275,046	307,408
Diluted	269,098	299,447	277,275	310,232

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$2,062,994	$2,415,532
Accounts receivable, net	1,122,940	1,071,412
Inventories	124,535	140,559
Income tax receivable	220,154	257,514
Prepaid expenses and other	486,419	478,582
Assets held for sale	315,382	—

Total current assets	4,332,424	4,363,599
Property and equipment, net	6,305,614	6,196,159
Investments in and advances to unconsolidated affiliates	536,066	380,626
Goodwill	4,901,960	5,145,004
Other intangible assets, net	1,356,676	1,715,381
Operating lease right-of-use assets, net	23,002,707	23,532,287
Deferred income taxes	89,792	39,591
Other long-term assets, net	848,547	858,980

	$41,373,786	$42,231,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts and construction payable	$421,502	$412,662
Accrued interest on long-term debt	71,845	69,916
Other accrued liabilities	2,993,179	2,869,105
Liabilities related to assets held for sale	25,581	—

Total current liabilities	3,512,107	3,351,683
Deferred income taxes	2,617,067	2,811,663
Long-term debt, net	6,230,141	6,362,098
Operating lease liabilities	24,962,742	25,076,139
Other long-term obligations	775,411	910,088

Total liabilities	38,097,468	38,511,671

Redeemable noncontrolling interests	21,777	34,805
Stockholders’ equity
Common stock, $0.01 par value: authorized 1,000,000,000 shares, issued and outstanding 258,323,143 and 294,374,189 shares	2,583	2,944
Capital in excess of par value	—	—
Retained earnings	2,106,836	3,081,753
Accumulated other comprehensive income (loss)	320,498	(61,216)

Total MGM Resorts International stockholders’ equity	2,429,917	3,023,481
Noncontrolling interests	824,624	661,670

Total stockholders’ equity	3,254,541	3,685,151

	$41,373,786	$42,231,627

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Las Vegas Strip Resorts	$2,166,054	$2,223,409	$8,441,503	$8,816,113
Regional Operations	950,427	931,557	3,772,333	3,720,322
MGM China	1,236,450	1,018,720	4,461,743	4,022,384
MGM Digital	188,244	139,855	654,190	552,012
Management and other operations	64,092	33,021	207,914	129,714

	$4,605,267	$4,346,562	$17,537,683	$17,240,545

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - SEGMENT ADJUSTED EBITDAR and CONSOLIDATED ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Las Vegas Strip Resorts	$735,348	$765,429	$2,857,873	$3,106,543
Regional Operations	280,008	281,091	1,163,227	1,143,556
MGM China	332,297	254,721	1,203,194	1,087,126
MGM Digital (1)	(6,968)	(21,676)	(90,307)	(77,227)
Unconsolidated affiliates - BetMGM and other (2)	31,376	(39,334)	69,982	(90,653)
Management and other operations	(253)	965	58,014	41,258
Stock compensation	(31,054)	(28,471)	(90,404)	(80,157)
Triple net lease rent expense	(564,856)	(565,096)	(2,258,405)	(2,258,057)
Corporate (3)	(140,647)	(119,140)	(487,551)	(461,548)

Consolidated Adjusted EBITDA	$635,251	528,489	$2,425,623	2,410,841

Additional Information:
Non-cash rent (4)	$104,060	$113,445	$425,420	$461,372

(1)	MGM Digital consists of LeoVegas and other consolidated subsidiaries that offer interactive gaming.

(2)	Represents the Company’s share of operating income (loss) of unconsolidated affiliates.

(3)

Includes amounts related to MGM China of $29 million and $65 million for current quarter and current year, respectively, and of $9 million and $50 million for prior year quarter and prior year, respectively.

(4)	Represents the excess of expense over cash paid related to triple net operating and ground leases.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL TO CONSOLIDATED ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Net income attributable to MGM Resorts International	$293,612	$157,432	$205,862	$746,558
Plus: Net income attributable to noncontrolling interests	89,164	80,484	315,010	318,050

Net income	382,776	237,916	520,872	1,064,608
Provision (benefit) for income taxes	(282,950)	(32,232)	(240,093)	52,457

Income before income taxes	99,826	205,684	280,779	1,117,065

Non-operating (income) expense:
Interest expense, net of amounts capitalized	103,902	108,581	419,042	443,230
Other, net	121,282	(22,700)	301,959	(69,839)

	225,184	85,881	721,001	373,391

Operating income	325,010	291,565	1,001,780	1,490,456
Preopening and start-up expenses	121	5,503	1,086	7,972
Property transactions, net	8,668	22,192	126,036	81,316
Goodwill impairment	22,794	—	278,927	—
Depreciation and amortization	278,658	209,229	1,017,794	831,097

Consolidated Adjusted EBITDA	$635,251	$528,489	$2,425,623	$2,410,841

Non-GAAP Financial Information

“Segment Adjusted EBITDAR” is our reportable segment GAAP measure, which we utilize as the primary profit measure for our reportable segments and underlying operating segments. Segment Adjusted EBITDAR is a measure defined as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net, triple net lease rent expense, income (loss) from unconsolidated affiliates, goodwill impairment, and also excludes corporate expense and stock compensation expense, which are not allocated to each operating segment. Triple net lease rent expense is the expense for rent to landlords under triple net operating leases for its domestic properties, the ground subleases of Beau Rivage and MGM National Harbor, and the land concessions at MGM China.

“Consolidated Adjusted EBITDA” is earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net, and goodwill impairment. Consolidated Adjusted EBITDA information is a non-GAAP measure that is presented solely as a supplemental disclosure to reported GAAP measures because it is among the measures used by management to evaluate our operating performance, and because we believe this measure is widely used by analysts, lenders, financial institutions, and investors as a measure of operating performance in the gaming industry and as a principal basis for the valuation of gaming companies. We believe that while items excluded from Consolidated Adjusted EBITDA may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, we believe excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when we are developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within our properties, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period. However, Consolidated Adjusted EBITDA has limitations as an analytical tool, and should not be construed as an alternative or substitute to any measure determined in accordance with generally accepted accounting principles. For example, we have significant uses of cash flows, including capital expenditures, interest payments, income taxes, and debt principal repayments, which are not reflected in Consolidated Adjusted EBITDA. Accordingly, while we believe that Consolidated Adjusted EBITDA is a relevant measure of performance, Consolidated Adjusted EBITDA should not be construed as an alternative to or substitute for operating income or net income as an indicator of our performance, or as an alternative to or substitute for cash flows from operating activities as a measure of liquidity. In addition, other companies in the gaming and hospitality industries that report Consolidated Adjusted EBITDA may calculate Consolidated Adjusted EBITDA in a different manner and such differences may be material. A reconciliation of GAAP net income to Consolidated Adjusted EBITDA is included in the financial schedules in this release.